Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

by and among

CNX GAS COMPANY LLC,

as Buyer,

NBL MIDSTREAM, LLC

as Seller,

Dated as of December 14, 2017

i

Exhibits

Exhibit A	Form of Membership Interest Assignment Agreement

Exhibit B	Form of Parent Guaranty

Exhibit C	Form of Settlement Agreement

Exhibit D	Form of Registration Rights Agreement

ii

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 14, 2017 (the “Execution Date”), by and among CNX Gas Company LLC, a Delaware limited liability company (“Buyer”), and NBL Midstream, LLC, a Delaware limited liability company (“Seller”). Buyer and Seller are referred to collectively herein as the “Parties” and individually as a “Party.” Capitalized terms not otherwise defined shall have the meanings assigned to such terms in Article IX.

WITNESSETH:

WHEREAS, Seller owns 50% of the outstanding membership interests (the “CONE Interests”) in CONE Gathering LLC, a Delaware limited liability company (“CONE Gathering”);

WHEREAS, Buyer desires to purchase the Cone Interests from Seller, and Seller desires to sell the CONE Interests to Buyer and cease to be a member of CONE Gathering; and

WHEREAS, all of the transactions contemplated by this Agreement are deemed to occur simultaneously.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1 Agreement to Sell and to Purchase.

(a) At the Closing and upon the terms and subject to the conditions set forth in this Agreement, in consideration of the Purchase Price, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from Seller, in each case effective as of the Effective Time, the CONE Interests, free and clear of any Encumbrances except for (1) restrictions on transfer arising under applicable securities Laws, (2) the applicable terms and conditions of the CONE Gathering LLC Agreement, (3) Encumbrances that result from the actions of Buyer, and (4) Encumbrances created by this Agreement.

(b) The closing of the sale and purchase set forth in Section 1.1(a) (the “Closing”) shall take place at 10:00 a.m. (Central Time) at the offices of Vinson & Elkins LLP, 1001 Fannin, Suite 2500, Houston, Texas 77002 on the earlier of (i) three (3) Business Days (or such shorter period as may be agreed to by Buyer) following the receipt of any amendments, consents and/or waivers, in such form as is reasonably acceptable to Buyer (A) by CNNX as may be required under the CNNX Credit Facility and (B) by Buyer as may be required under the CNX Credit Facility, in each case, to permit the consummation of the transactions contemplated by this Agreement without a breach by any member of the CONE Gathering Group or Parent, respectively, or an “Event of Default” occurring thereunder and (ii) February 12, 2018 (the “Target Closing Date”); provided, however, that notwithstanding anything herein to the contrary, without the prior consent of the Parties, the Closing shall not occur prior to January 2, 2018, and provided, further, that if on the Target Closing Date, the conditions set forth in Article V

(excluding conditions that, by their terms, cannot be satisfied until the Closing) are not satisfied or waived, the Closing shall occur on the date that is three (3) Business Days after the date on which all conditions set forth in Article V shall have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing), or at such other date and time as Buyer and Seller may mutually agree upon (such date and time, as changed pursuant to any such mutual agreement, being herein called the “Closing Date”).

Section 1.2 Deliveries at Closing.

(a) At the Closing, Seller shall make the following deliveries to Buyer and take the following further actions:

(i) Transfer of CONE Interests. Seller shall deliver to Buyer a duly executed Membership Interest Assignment Agreement in the form attached as Exhibit A (the “Membership Interest Assignment Agreement”) and such other appropriate instruments of transfer with respect to the CONE Interests and any other documents, if any, reasonably necessary or appropriate to sell, assign, transfer and convey to Buyer all right, title and interest in and to the CONE Interests as of the Effective Time.

(ii) FIRPTA Certificate. Noble Energy Inc. shall deliver to Buyer a certificate meeting the requirements of Treasury Regulation § 1.1445-2(b)(2) certifying that Noble Energy Inc., as Seller’s regarded owner, is not a “foreign person” within the meaning of Section 1445 of the Code, duly executed by Noble Energy Inc.

(iii) Officer’s Certificate. Seller shall deliver to Buyer a certificate signed by a duly authorized officer of Seller dated as of the Closing Date, that the conditions set forth in Section 5.2(a) and Section 5.2(b) are satisfied as of the Closing.

(iv) Releases and Resignation. Seller shall deliver resignations and releases, in a form reasonably acceptable to the Buyer, effective immediately following the Closing, of all of the officers, directors and managers of the CONE Gathering Group that were appointed by Seller or an Affiliate of Seller.

(v) Parent Guaranty. Seller shall deliver to Buyer a duly executed Parent Guaranty in substantially the form attached as Exhibit B.

(vi) Settlement Agreement. Seller shall deliver to Buyer a duly executed Settlement Agreement in substantially the form attached as Exhibit C and all deliverables thereunder to which Seller is a party or obligated to deliver.

(vii) Other Deliverables. Seller shall deliver to Buyer such other documents, instruments or agreements contemplated hereby or reasonably requested by Buyer necessary to consummate the transactions contemplated hereby.

(b) At the Closing, Buyer shall make the following deliveries to Seller and take the following further actions:

(i) Purchase Price. Buyer shall make payment to Seller of the Purchase Price, as provided in Section 1.3 below.

(ii) Officer’s Certificate. Buyer shall deliver to Seller a certificate signed by a duly authorized officer of Buyer dated as of the Closing Date, that the conditions set forth in Section 5.3(a) and Section 5.3(b) are satisfied as of the Closing.

(iii) Parent Guaranty. Buyer shall deliver to Seller a duly executed Parent Guaranty in substantially the form attached as Exhibit B.

(iv) Settlement Agreement. Buyer shall deliver to Seller a duly executed Settlement Agreement in substantially the form attached as Exhibit C and all deliverables thereunder to which Buyer is a party or obligated to deliver.

(v) Other Deliverables. Buyer shall deliver to Seller such other documents, instruments or agreements contemplated hereby or reasonably requested by Seller necessary to consummate the transactions contemplated hereby.

Section 1.3 Payment of Purchase Price. The “Purchase Price” will be an amount equal to $305,000,000. At the Closing, Buyer shall deliver to Seller, by wire transfer of immediately available funds in Dollars to an account designated in writing by Seller to Buyer, an amount equal to the Purchase Price.

Section 1.4 Withholding. Provided that Seller delivers the certificate described in Section 1.2(a)(ii), the Parties do not believe that any withholding of Tax is required with respect to the transactions contemplated hereby. If, notwithstanding the foregoing, Buyer believes that it is required to withhold any amounts under applicable Law with respect to payments made by it hereunder, Buyer shall inform Seller of such conclusion at least five (5) days prior to the applicable payment date (together with a statement reasonably describing the basis of such conclusion). In such case, Seller shall be entitled to provide any information (including any document or certification) to reduce or eliminate such withholding tax. Buyer shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law. Amounts withheld pursuant to this Section 1.4 shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as of the Execution Date and the Closing Date as follows:

Section 2.1 Validity of Agreement; Authorization. Seller has all requisite limited liability company power and authority to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and such other Transaction Documents and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by the Board of Managers of Seller, and no other proceedings on the part of Seller are necessary to authorize such execution, delivery and performance. This Agreement and the other Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute Seller’s valid and binding obligation enforceable against Seller in accordance with its terms.

Section 2.2 No Conflict or Violation. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not: (a) violate or conflict with any provision of the Organizational Documents of Seller; (b) violate any applicable provision of law, rule of common law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation (“Law”) of any Governmental Authority binding on Seller; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any lease, loan agreement, mortgage, security agreement, trust indenture or other Contract or instrument to which Seller is a party or by which Seller is bound or to which any of its properties or assets are subject; (d) result in the creation or imposition of any Encumbrances, limitations or restrictions other than Permitted Encumbrances upon any of the properties or assets of Seller; or (e) result in the cancellation, modification, revocation or suspension of any consent, license, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of Seller.

Section 2.3 Consents and Approvals. Except (a) as have been waived or obtained or (b) as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement, neither Seller’s execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party, nor its performance of its obligations hereunder or thereunder, requires the consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person.

Section 2.4 Ownership of CONE Interests. Seller owns the CONE Interests and is the sole record and beneficial owner of the CONE Interests, free and clear of any Encumbrances except for (a) restrictions on transfer arising under applicable securities Laws, and (b) the applicable terms and conditions of the CONE Gathering LLC Agreement. There are no preemptive or other rights to subscribe for or to purchase, and, except as provided in the CONE Gathering LLC Agreement, no restriction upon the voting of, transfer of, rights of first refusal, rights of first offer or preferential rights, any interest in CONE Gathering. The Cone Interests constitute all of the issued and outstanding equity interests in CONE Gathering that are owned by Seller or any of its Affiliates. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not violate, result in a breach of or otherwise trigger (with due notice or lapse of time or both) for any Person any rights of first refusal, rights of first offer or preferential rights with respect to any of the CONE Interests. Other than this Agreement (with respect to Seller), there are no outstanding options, warrants or similar rights to purchase or acquire from Seller any equity interests in CONE Gathering (including the CONE Interests).

Section 2.5 Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Seller or its Affiliates for which Buyer or any of its Affiliates would have any Liability.

Section 2.6 Litigation. There are no Legal Proceedings pending, threatened in writing, or, to Seller’s knowledge, threatened orally by any Person against Seller or its Affiliates with respect to the Cone Interests that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair Seller’s ability to perform its obligations under this Agreement other than any Legal Proceedings to which Buyer or its Affiliate is a party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as of the Execution Date and the Closing Date as follows:

Section 3.1 Validity of Agreement; Authorization. Buyer has all requisite limited liability company power and authority to enter into this Agreement and the other Transaction Documents party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and such other Transaction Documents and the performance of by Buyer of its obligations hereunder and thereunder have been duly authorized by the Manager of Buyer, and no other proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement and the other Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and constitute Buyer’s valid and binding obligation enforceable against Buyer in accordance with its terms.

Section 3.2 No Conflict or Violation. Except with respect to the CNX Credit Facility, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is a party do not: (a) violate or conflict with any provision of its Organizational Documents; (b) violate any applicable provision of Law binding on Buyer; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any lease, loan agreement, mortgage, security agreement, trust indenture or other Contract or instrument to which Buyer is a party or by which Buyer is bound or to which any of its properties or assets are subject; (d) result in the creation or imposition of any Encumbrance upon any of its properties or assets other than Permitted Encumbrances, or (e) result in the cancellation, modification, revocation or suspension of any consent, license, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of Buyer except where such violations, breaches, defaults or Encumbrances in the aggregate would not have a material adverse effect on Buyer’s ability to consummate the transaction contemplated by this Agreement.

Section 3.3 Consents and Approvals. Except (a) as have been waived or obtained, or (b) as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement, neither Buyer’s execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a party, nor Buyer’s performance of its obligations hereunder or thereunder, requires the consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person.

Section 3.4 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from any of the Parties hereto in connection with this Agreement or any of the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or its Affiliates for which Seller or any of its Affiliates have any Liability.

Section 3.5 Sufficiency of Funds. At the Closing Date, Buyer will have sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

ARTICLE IV

COVENANTS

Section 4.1 Further Assurances; Audits and Filings. Upon the request of either Party at any time on or after the Closing Date, the other Party will promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting Party or its counsel may reasonably request in order to perfect title of Buyer and its successors and assigns to the CONE Interests or otherwise to effectuate the purposes of this Agreement.

Section 4.2 Press Releases. Neither Party shall make any press release or other public announcements concerning the transaction contemplated by this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any Party desiring to make a public announcement shall first give the other Party forty-eight (48) hours written notification of its desire to make such a public announcement. The written notification shall include (a) a request for consent to make the announcement and (b) a written draft of the text of such public announcement. Nothing contained herein shall prohibit either Party from issuing or making a public announcement or statement (or require the consent of the other party) if such Party deems it necessary to do so in order to comply with any applicable Law, or any applicable rules, regulations, or Governmental Orders of any Governmental Authority having jurisdiction, or with disclosure requirements of applicable securities Laws or any applicable stock exchanges (including the New York Stock Exchange), provided that such Party provides the other Party with a written draft of the text of such public announcement prior to issuing or making such public announcement.

Section 4.3 Commercially Reasonable Efforts. Upon the terms and subject to the conditions of this Agreement, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable Law to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Seller shall use commercially reasonable efforts to provide to Buyer, at Buyer’s sole expense, all cooperation reasonably required by Buyer to assist Buyer and its representatives in obtaining any financing related to the transactions contemplated by this Agreement. Buyer acknowledges that obtaining any such financing in connection with the Closing is not a condition to Buyer complying with its obligations under this Agreement, including closing the transactions contemplated herein following satisfaction or waiver of the conditions in Article V.

Section 4.4 Tax Matters.

(a) The Parties hereby agree and acknowledge that pursuant to Situation 1 of Revenue Ruling 99-6, 1999-1 C.B. 432, the purchase of the CONE Interests hereunder will be treated for federal income Tax purposes by the Buyer as a purchase of the assets of CONE Gathering, and by the Seller as a sale of the CONE Interests (the “Tax Treatment”). The Parties will prepare and file all Tax Returns in accordance with the Tax Treatment, and will not take any inconsistent position therewith on any Tax Return, or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law following a final determination by a court of competent jurisdiction or other administrative settlement with or final administrative decision by the relevant Governmental Authority.

(b) The Parties do not expect that any transfer or similar Taxes (“Transfer Taxes”) will be incurred as a result of or with respect to the sale of the CONE Interests. However, in the event that any Transfer Taxes are due, Buyer and Seller shall bear equally (on a 50/50 basis) any Transfer Taxes that arise in connection with this Agreement, and Buyer and Seller agree to use their commercially reasonable efforts to mitigate, reduce or eliminate any such Transfer Taxes. Buyer and Seller shall cooperate with one another in the preparation of any necessary Tax Returns and other related documentation (including any exemption certificates and forms as each may request to establish an exemption) with respect to such Transfer Taxes.

(c) The Parties hereby agree that any and all gross income allocated to CONE Gathering by the Partnership pursuant to Section 6.1(d)(iii)(B) of the First Amended and Restated Agreement of Limited Partnership of the Partnership attributable to distributions in respect of the Incentive Distribution Rights in the Partnership after the Effective Time shall be allocated to the Buyer, as a special allocation by CONE Gathering to Buyer, which shall not be offset by any other allocation in the CONE Gathering LLC Agreement.

Section 4.5 Notice of Events.

(a) From the date hereof until the Closing or the earlier termination of this Agreement, Seller shall promptly notify Buyer in writing if Seller or any of its Affiliates becomes aware of: (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of the representations or warranties of Seller in Article II, had any such representation or warranty been made as of the time of Seller’s or its Affiliates discovery of such event, fact or condition, (ii) the filing or initiation of any Legal Proceeding that seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, or (iii) any material failure on Seller’s part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case, which breach or failure would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair Seller’s ability to perform its obligations under this Agreement.

(b) From the date hereof until the Closing or the earlier termination of this Agreement, Buyer shall promptly notify Seller in writing if Buyer or any of its Affiliates becomes aware of: (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of the representations or warranties of

Buyer in Article III, had any such representation or warranty been made as of the time of Buyer’s or its Affiliates discovery of such event, fact or condition, (ii) the filing or initiation of any Legal Proceeding that seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, (iii) any material failure on Buyer’s part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, in each case, which breach or failure would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or to impair Buyer’s ability to perform its obligations under this Agreement.

Section 4.6 Closing Cash Distribution. On the Closing Date, the Parties shall cause CONE Gathering to distribute to Seller (as a member of CONE Gathering, and notwithstanding the provisions of Section 4.10 and that such distribution shall be paid after the Effective Time) an amount equal to $2,620,000.00.

Section 4.7 Interim Operation of the CONE Gathering Group.

(a) From and after the Execution Date until the Closing (or the earlier termination of this Agreement pursuant to Section 6.1), with respect to any Ordinary Course Matter and/or the Proposed CNX GGA that is submitted to the CNNX Board for approval or resolution, including for the avoidance of doubt any matter that requires Extraordinary Approval (as defined in the CNNX GP LLC Agreement) and is a matter on which the CNNX Inside Directors designated by Seller to the CNNX Board do not agree with the CNNX Inside Directors designated by Buyer to the CNNX Board, then Seller shall direct and cause its CNNX Inside Directors to abstain from the vote on, and to waive any right to approve, such matter; provided, no CNNX Inside Director shall not be required to abstain from a vote or waive a right to approve any such matter to the extent he or she reasonably determines in good faith that doing so would be prohibited by applicable duties under applicable Law, the Organizational Documents of the Partnership or the CNNX GP LLC Agreement.

(b) From and after the Execution Date until the Closing (or the earlier termination of this Agreement pursuant to Section 6.1), Seller shall not propose, and shall direct and cause their respective CNNX Inside Directors to not propose, any matter for the CNNX Board other than Ordinary Course Matters. The Parties understand and agree that the Partnership and its Subsidiaries will take actions reasonably requested by Buyer or its Affiliates in anticipation of effectiveness of the Proposed CNX GGA (the “Preliminary Actions”); provided that the costs and expenses incurred by the Partnership and its Subsidiaries in connection with such Preliminary Actions shall be covered by, and in not in excess of the amounts contemplated by, a reimbursement agreement with Buyer executed on or prior to the Execution Date. To the extent any such actions require approval of the CNNX Board, the Parties agree that they shall be deemed to be Ordinary Course Matters. Each Party shall direct and cause the officers of the General Partner that such Party had the right to designate and/or appoint to take such necessary actions as may be required or advisable to facilitate the Partnership’s and its Subsidiaries performance of the Preliminary Actions.

Section 4.8 Stay of Litigations. From and after the Execution Date until the Closing (or the earlier termination of this Agreement pursuant to Section 6.1), the Parties agree to stay all activity in the Litigations (as defined in the form of Settlement Agreement) and agree to file, as promptly as possible after the Execution Date, agreed motions to stay in each of the Litigations.

Section 4.9 Records. Promptly following request Buyer, Seller shall provide to the Buyer electronic copies of the files (including, land files, system maps, abstracts, title files, engineering and/or construction files), records (including corporate minute books and records and Tax and accounting records), data and maps of the CONE Gathering Group (collectively, the “Records”) that (a) are in the possession of Seller or any of its Affiliates, (b) were not provided to Seller or any of its Affiliates by Buyer, its Affiliates or the CONE Gathering Group and (c) are reasonably requested by Seller.

Section 4.10 Rights and Obligations of Ownership to CONE Interests. From and after the Closing, Buyer shall be entitled to all of the rights of ownership of, and responsible for all obligations attributable to ,the CONE Interests (including the right to all distributions and payments payable after the Effective Time and all liabilities to make capital contributions with respect to the CONE Interests) from and after the Effective Time.

Section 4.11 Registration Rights. The Parties acknowledge that the Registration Rights Agreement, attached hereto as Exhibit D, has been approved by each of the Parties and has received all necessary approvals of the Cone Gathering Group. Seller shall execute and the deliver, and the Parties shall cause the Partnership to execute and deliver, such Registration Rights Agreement at the Closing.

Section 4.12 Further Assurances. The Parties acknowledge that Seller and/or its Affiliates may be a party to certain agreements that relate to, or were entered into with Buyer, its Affiliates, the General Partner or CONE Gathering in connection with, the formation or operation of, and/or Seller’s ownership of, CONE Gathering and/or the General Partner (the “Affiliate Agreements”). From and after the Closing, Seller shall, and shall cause any applicable Affiliate, upon the request of Buyer, to assign any such Affiliate Agreement to Buyer or its designee.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of Both Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order that is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 2.3 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.3, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 5.2 Conditions Precedent to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions being met or waived by Buyer:

(a) Each and every representation and warranty of Seller contained in Article II shall be true and accurate in all respects on and as of the Execution Date and as of the Closing Date as if made on and as of such date except (i) as affected by transactions contemplated by this Agreement and (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such specified date.

(b) Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

(c) No Legal Proceeding shall, on the date of Closing, be pending before any court or Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement (other than any such Legal Proceeding filed by Buyer or any of its Affiliates, other than those addressed by the Settlement Agreement).

(d) Seller shall have delivered or caused to be delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under Section 1.2(a).

Section 5.3 Conditions Precedent to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions being met or waived by Seller:

(a) Each and every representation and warranty of Buyer contained in Article III shall be true and accurate in all respects on and as of the Execution Date and as of the Closing Date as if made on and as of such date, except (i) as affected by transactions contemplated by this Agreement and (ii) to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all respects as of such specified date.

(b) Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

(c) No Legal Proceeding shall, on the date of Closing, be pending before any court or Governmental Authority seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement (other than any such Legal Proceeding filed by Seller or any of its Affiliates, other than those addressed by the Settlement Agreement).

(d) Buyer shall have delivered or caused to be delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 1.2(b).

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

Section 6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (the date of any permitted termination of this Agreement under this Section 6.1, the “Termination Date”) at any time prior to the Closing in the following manner:

(a) by the mutual prior written consent of Seller and Buyer;

(b) by either Seller or Buyer, if:

(i) the Closing shall not have occurred on or before 5:00 p.m., Houston time, on March 14, 2018 (the “Outside Date”); provided, however, that no Party will be entitled to terminate this Agreement under this Section 6.1(b)(i) if the Closing has failed to occur as a result of such Party’s breach of any representations or warranties set forth herein or such Party’s failure to perform or observe in any material respect such Party’s covenants and agreements hereunder (including the failure to perform the obligations of such Party with respect to Closing the transactions contemplated hereunder if and when required); or

(ii) any of the conditions set forth in Section 5.1(a) have not been satisfied on or before the Termination Date;

(c) by Buyer upon written notice to Seller if (i) Buyer is not then in material breach of any provision of this Agreement, and (ii) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 5.2 and such breach, inaccuracy or failure is incapable of being cured, or if capable of being cured, has not been cured by Seller within ten (10) Business Days of Seller’s receipt of written notice of such breach from Buyer;

(d) by Seller upon written notice to Buyer if (i) Seller is not then in material breach of any provision of this Agreement, and (ii) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified Section 5.3 and such breach, inaccuracy or failure is incapable of being cured or if capable of being cured, has not been cured by Buyer within ten (10) Business Days of Buyer’s receipt of written notice of such breach from Seller; provided, however, that for purposes of this Section 6.1(d), there shall be no ten (10) Business Day cure period for Buyer’s failure to obtain all funds or approvals on or prior to the Closing Date necessary to deliver the Purchase Price in accordance with the terms and conditions hereof (which failure shall constitute a material breach of this Agreement that would give rise to a termination right under this Section 6.1(d));

Section 6.2 Costs and Expenses. Except as otherwise expressly set forth herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs or expenses.

Section 6.3 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, all obligations of the Parties under this Agreement will terminate, except that Section 6.2 (with respect to expenses) will survive.

ARTICLE VII

SURVIVAL; INDEMNIFICATION

Section 7.1 Survival. The representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith, and the covenants under this Agreement requiring performance prior to the Closing, shall survive until the expiration of the Survival Period, and no Person shall be entitled to recover for any Damages pursuant to Section 7.2 unless written notice of a claim thereof is delivered to Seller (in the case of a claim for which indemnification is available to a Buyer Indemnitee pursuant to Section 7.2(a) or Section 7.2(b)) or Buyer (in the case of a claim for which indemnification is available to a Seller Indemnitee pursuant to Section 7.2(b)), as the case may be, prior to expiration of the Survival Period; provided that the covenants and agreements under this Agreement requiring performance after the Closing shall survive until fully discharged in accordance with their respective terms. For purposes of this Agreement, “Survival Period” means (a) with respect to the representation provided for in Section 2.6, the period from and after the Closing through the date that is the fourth anniversary of the Closing Date, (b) with respect to the covenants and agreements contained in Section 4.4, Section 7.2(a)(ii) and Section 7.2(a)(iii), the period from and after the Closing through the expiration of the applicable statute of limitations, plus 30 days and (c) with respect to each other representation, warranty and covenant provided for in this Agreement, the period from and after the Closing without time limit. Notwithstanding the foregoing, any representation, warranty or covenant in respect of which indemnity may be sought under Section 7.2, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 7.1, if notice of the misrepresentation or breach thereof giving rise to such right or alleged right of indemnity shall have been given to the Party against whom such indemnity may be sought prior to such time.

Section 7.2 Indemnification.

(a) From and after the Closing, each of the Buyer Indemnitees shall be indemnified and held harmless by Seller for any Damages that any Buyer Indemnitee incurs by reason of, based upon, attributable to, resulting or arising in connection with:

(i) the incorrectness, falsity, failure to be true and correct or breach of any of Seller’s representations in Article II (in each case ignoring any qualifications as to “materiality” or words of similar import contained in any such representation or warranty);

(ii) any Pre-Closing Taxes and/or

(iii) any claims, demands and/or causes of action relating to alleging that the entry into this Agreement by Seller and/or the consummation of transactions contemplated by this Agreement (A) violated, resulted in a breach of, constituted (with due notice or lapse of time or both) a default under any Contract or instrument between Seller or any of its Affiliates and Quantum Energy Partners or any of its Affiliates (including any portfolio company of Quantum Energy Partners) and/or (B) interfered with the efforts of Quantum Energy Partners or any of its Affiliates (including any portfolio company of Quantum Energy Partners) and its affiliates to obtain any CONE-related interests from Seller or its Affiliates.

(b) From and after the Closing, the Buyer Indemnitees shall be indemnified and held harmless by Seller, and the Seller Indemnitees shall be indemnified and held harmless by Buyer, for any Damages that the Buyer Indemnitees or Seller Indemnitees, as the case may be, incur by reason of breach by the other Party of the covenants or agreements set forth in this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, except in the case of fraud, in no event shall Seller’s aggregate liability for Damages to the Buyer Indemnitees pursuant to Section 7.2(a) exceed the Purchase Price.

(d) In the event any insurance proceeds or other recoveries from third parties are actually realized (in each case calculated net of reasonable third party out-of-pocket costs and expenses of such recoveries but not including any costs or expenses attributable to increases in insurance premiums) by an Indemnitee or its Affiliates subsequent to the receipt by such Indemnitee of an indemnification or other payment hereunder in respect of the claims to which such insurance proceeding or third party recovery relate, Seller or Buyer, as applicable, shall make appropriate refunds to the Indemnitor.

(e) Any Buyer Indemnitee or Seller Indemnitee making a claim for indemnification under this Section 7.2 (an “Indemnitee”) shall notify the indemnifying party (an “Indemnitor”) of the claim in writing after receiving written notice of any Legal Proceeding or other claim against it (if by a third party), describing in reasonable detail the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided, that the failure to so notify an Indemnitor shall not relieve an Indemnitor of its obligations hereunder, except to the extent that an Indemnitor’s forfeit rights or defenses are actually prejudiced thereby. The Indemnitor shall have fifteen (15) calendar days from the date upon which the Indemnitor received the claim notice (or sooner if the nature of the claim so requires) within which to notify the Indemnitee that the Indemnitor desires to assume the defense or prosecution of and any litigation resulting from such Legal Proceeding or other claim giving rise to the Indemnitee’s claim for indemnification with counsel reasonably acceptable to the Indemnitee and at the Indemnitor’s expense; provided, that (i) the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided further, that the fees and expenses of such separate counsel shall be borne entirely by the Indemnitee; provided however that the Indemnitee shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnitor if (A) so requested by the Indemnitor to participate or (B) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitor and Indemnitee what would make such separate representation advisable; (ii) Seller shall not be entitled to assume control of such defense if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, (B) the claim seeks an injunction or other equitable relief or relief other than for money damages, (C) an adverse determination with respect to such Legal Proceeding or other claim would be materially detrimental to or materially injure the reputation or business of the Buyer Indemnitee or adversely impact the Buyer Indemnitee’s Tax Liability, (D) such defense involves defenses of the Buyer Indemnitee that are inconsistent with those available to Seller, (E) Seller does not make an unqualified acknowledgment in writing that it is obligated to indemnify the Buyer Indemnitee against any Damages that may result from such Legal Proceeding or other claim, or (F) the Buyer Indemnitee reasonably believes that the Damages relating to such Legal Proceeding or other claim could exceed the maximum amount that the Buyer Indemnitee could then be entitled to recover under this Section 7.2; and (iii) if the Indemnitor shall control the defense or prosecution of any such Legal Proceeding or other claim, such Indemnitor shall obtain the prior written consent of the Indemnitee (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim; provided, however, subject to the limitations set forth in this Section 7.2(e), an Indemnitor may settle or consent to the entry of judgment in respect of such claim without the consent of the Indemnitee, if such settlement or judgment (i) is solely for money damages, (ii) includes an unconditional release of the Indemnitee from any further Liability in respect of such Legal Proceeding or other claim and (iii) does not contain any admission of wrongdoing on the part of the Indemnitee. If the Indemnitor makes any payments on any claim pursuant to this Section 7.2(e), the Indemnitor shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnitee to any insurance benefits or other claims of the Indemnitee with respect to such claim, including any claims against third parties. If the Indemnitor does not assume the defense of such Legal Proceeding or other claim within thirty (30) days of receipt of the Indemnitee’s notice thereof, the Indemnitee will be entitled to assume such defense, at its sole cost and expense (or, if the Indemnitee incurs Damages with respect to the matter in question for which the Indemnitee is entitled to indemnification pursuant to this Section 7.2(e), at the expense of the Indemnitor), upon delivery of notice to such effect to the Indemnitor; provided, however, that the Indemnitor (i) shall have the right to participate in the defense of the Legal Proceeding or other claim at its sole cost and expense and (ii) may at any time thereafter assume defense of the Legal Proceeding or other claim, in which event the Indemnitor shall bear the reasonable fees, costs and expenses of the Indemnitee’s counsel incurred prior to the assumption by the Indemnitor of defense of such Legal Proceeding or other claim. To the extent legally permissible, each of Buyer and Seller agrees to provide reasonable access to each other Party to such documentation and information as may be reasonably requested in connection with the defense, negotiation or settlement of any Legal Proceeding involving a third party.

(f) Any amounts owing under this Section 7.2 shall be made (without interest) by wire transfer of immediately available funds within three (3) Business Days upon the agreement of Buyer and Seller or after the final, binding determination thereof by a court of competent jurisdiction. All indemnification payments under this Section 7.2 shall be deemed adjustments to the Purchase Price.

Section 7.3 Exclusive Remedy.

(a) After the Closing, except in the case of fraud, Buyer and Seller acknowledge that the indemnification obligations of each Party set forth in Section 7.2 are the sole and exclusive remedy of such Party and its Affiliates with respect to this Agreement and the transactions contemplated hereby, whether asserted against (i) the other Party or (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of the other Party. In furtherance of the foregoing, both Buyer and Seller hereby waive, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action it may have relating to the subject matter of this Agreement based upon predecessor or successor liability, contribution, tort, strict liability or any Law or otherwise.

(b) NOTWITHSTANDING ANYTHING CONTAINED IN THIS Section 7.2(b), OR ANY OTHER PROVISION HEREOF, BUYER, AND EACH OF ITS DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS, PARTNERS, MEMBERS OR REPRESENTATIVES, ACKNOWLEDGE AND AGREE THAT BUYER HAS MADE ITS OWN INVESTIGATION OF SELLER, CONE GATHERING, AND ITS SUBSIDIARIES AND THAT, WITHOUT LIMITING FRAUD CLAIMS, NEITHER SELLER NOR ANY OF ITS AFFILIATES, AGENTS OR REPRESENTATIVES IS MAKING, AND BUYER IS NOT RELYING UPON, ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN IN Article II, INCLUDING ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TRADE AS TO ANY OF THE ASSETS OF CONE GATHERING OR ANY OF ITS SUBSIDIARIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND WITHOUT LIMITING FRAUD CLAIMS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, FINANCIAL OR OTHER PROJECTIONS, AS WELL AS ANY OTHER INFORMATION, DOCUMENTS OR OTHER MATERIALS OR MANAGEMENT PRESENTATIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED TO BUYER OR ANY OF ITS AFFILIATES, AGENTS OR REPRESENTATIVES ARE NOT AND WILL NOT BE DEEMED TO BE REPRESENTATIONS OR WARRANTIES OF SELLER, AND NO REPRESENTATION OR WARRANTY IS MADE AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE FOREGOING EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER UNDERSTANDS AND AGREES THAT ANY INVENTORY, EQUIPMENT, ASSETS, PROPERTIES AND BUSINESS OF CONE GATHERING, AND ANY OF ITS SUBSIDIARIES ARE FURNISHED “AS IS”, “WHERE IS” AND SUBJECT TO THE REPRESENTATIONS AND WARRANTIES CONTAINED IN Article II, WITH ALL FAULTS AND WITHOUT ANY OTHER REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER.

Section 7.4 Tax Treatment of Indemnity Payments. Each Party, to the extent permitted by applicable Law, agrees to treat any payments made pursuant to this Article VII as adjustments to the Purchase Price for all federal and state income and franchise Tax purposes.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Successors And Assigns; Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of its rights or obligations created under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, nothing in this Agreement shall prevent Buyer from assigning its rights hereunder (including the right to purchase the CONE Interests) to an Affiliate of Buyer; provided, that any such assignment shall not relieve Buyer of any liability in connection with this Agreement. Except with respect to the Buyer Indemnitees and Seller Indemnitees with respect to Article VII, nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the Representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal, accounting, financial advisory and other fees, costs and expenses of a Party incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier (with evidence of confirmation of receipt) to the Parties at the following addresses:

If to Buyer, to:

CNX Gas Company LLC

CNX Center

1000 CONSOL Energy Drive

Canonsburg, PA 15317

Attention: General Counsel

with a copy to (which copy shall not constitute notice):

Latham & Watkins LLP

811 Main St., Suite 3700

Houston, Texas 77002

Attention: Jeffrey S. Munoz

If to Seller, to:

Noble Energy, Inc.

NBL Midstream, LLC

1001 Noble Energy Way

Houston, Texas 77070

Attention: Secretary

with a copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention: E. Ramey Layne

or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the other Party, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other Party as provided in this Section 8.3.

Section 8.4 Entire Agreement. This Agreement and the other Transaction Documents, represent the entire agreement and understanding of the Parties with reference to the transactions set forth herein and therein and no representations or warranties have been made in connection herewith and therewith other than those expressly set forth herein or therein. This Agreement and the other Transaction Documents, supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter hereof or thereof and all prior drafts of such documents, all of which are merged into such documents. No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents.

Section 8.5 Waivers and Amendments. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties.

Section 8.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties shall negotiate in good faith to modify this Agreement to include a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 8.7 Titles and Headings. The article and section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.8 Signatures and Counterparts. Facsimile or electronic transmission of any signed original document and/or retransmission of any signed facsimile or electronic transmission shall be the same as delivery of an original. At the request of Buyer or Seller, the Parties will confirm facsimile or electronic transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive Laws of the State of Delaware and without regard to any conflicts of Laws concepts that would apply the substantive Law of some other jurisdiction.

Section 8.10 Specific Performance. The Seller hereby acknowledges and agrees that the rights of the Buyer to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if Seller violates or fails or refuses to perform any covenant or agreement made by it herein, Buyer may be without an adequate remedy at law. If Seller violates or fails or refuses to perform any covenant or agreement made by Seller herein, Buyer, subject to the terms hereof and in addition to any remedy at law for damages or other relief, may (at any time prior to the valid termination of this Agreement prior to Closing pursuant to Article VI) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

Section 8.11 Consent to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other Party or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware. To the extent the Court of Chancery of the State of Delaware does not have jurisdiction under applicable Law, then any such legal action or proceeding shall be brought and determined exclusively by any state court located in the State of Delaware, or, if under applicable Law such state courts do not have jurisdiction over such matters, then in any court of the United States located in the State of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees that it will not bring any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof in any court other than the aforesaid courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any dispute heard in the venue specified by this Section 8.11 may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 8.12 Waiver of Trial by Jury. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 8.13 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein”, “hereby” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (e) references to money refer to legal currency of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.14 No Recourse. Notwithstanding anything that may be express or implied in this Agreement or any other document or instrument contemplated hereby, and notwithstanding the fact that any Party may be a partnership or limited liability company, by each Party’s acceptance of the benefits of this Agreement, each Party hereby acknowledge and agrees: (a) Buyer’s and the Buyer Indemnitees’ sole recourse for any and all Damages or Liabilities arising out of or relating to any matter indemnifiable under the this Agreement or any other document or instrument contemplated hereby other than the Parent Guaranty, will be solely to Seller (solely to the limited extent provided in this Agreement) and Seller’s Parent (solely to the limited extent provided in the Parent Guaranty by Seller’s Parent) and none of Buyer or any other Buyer Indemnitee will have any recourse to Seller’s Affiliates (other than Parent) and (b) Seller’s and the Seller Indemnitees’ sole recourse for any and all Damages or Liabilities arising out of or relating to any matter indemnifiable under this Agreement or any other document or instrument contemplated hereby other than the Parent Guaranty, will be solely to Buyer (solely to the limited extent provided in this Agreement) and Buyer’s Parent (solely to the limited extent provided in the Parent Guaranty by Buyer’s Parent) and Seller will not have any recourse to Buyer’s Affiliates. Without limiting the foregoing, no Person who is not a Party, including any past, present or future direct or indirect director, officer, employee, incorporator, member, manager, partner, equityholder, Affiliate, assignee, controlling Person, equityholder, fiduciary, agent, attorney or other representative of any Party other than the Parents (solely to the limited extent provided in the Parent Guaranties) (such Persons, collectively, “Non-Party Affiliates”), will have any Liability (whether in Contract or in tort or otherwise, or based upon any theory that seeks to impose Liability of a party against its owners or Affiliates, including through attempted piercing of the corporate veil), for any obligations, Liabilities or Damages arising under, in connection with or related to this Agreement or any other document or instrument contemplated hereby or for any claim based on, in respect of, or by reason of such documents and instruments or their negotiation or execution, and each Party hereby waives and releases all such Liabilities, Damages, claims and obligations against any such Non-Party Affiliates; it being expressly agreed and acknowledged by the Parties that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligation, Damage or Liability of the applicable Party under this Agreement or any other document or instrument contemplated hereby, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of such Damage or Liability or its creation. Non-Party Affiliates are express intended third-party beneficiaries of this Section 8.14.

ARTICLE IX

DEFINITIONS

Section 9.1 Definitions. For purposes of this Agreement, capitalized terms in this Agreement shall have the following meanings:

(i) “Affiliate” or “Affiliates” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by Contract or otherwise. CONE Gathering and its Subsidiaries will not be Affiliates of Seller.

(ii) “Affiliate Agreements” has the meaning set forth in Section 4.12.

(iii) “Agreement” has the meaning assigned to such term in the Preamble.

(iv) “Board” has the meaning assigned to such term in the CONE Gathering LLC Agreement.

(v) “Board Members” has the meaning assigned to such term in the CONE Gathering LLC Agreement.

(vi) “Business Day” means any day of the year on which national banking institutions in New York, New York, Pittsburgh, Pennsylvania and Houston, Texas are open to the public for conducting business and are not required or authorized to close.

(vii) “Buyer” has the meaning assigned to such term in the Preamble.

(viii) “Buyer Indemnitees” means Buyer and its controlling Affiliates and their respective equityholders, directors, officers, employees, members, partners, managers, successors and permitted assigns.

(ix) “Closing” has the meaning assigned to such term in Section 1.1(b).

(x) “Closing Date” has the meaning assigned to such term in Section 1.1(b).

(xi) “CNNX Board” has the meaning assigned to such term in the CONE Gathering LLC Agreement.

(xii) “CNNX Credit Agreement” means that certain Credit Agreement, dated September 30, 2014, by and among the Partnership, as Borrower, certain subsidiaries of the Borrower as Guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and other lender parties thereto, as amended from time to time.

(xiii) “CNNX GP LLC Agreement” has the meaning assigned to such term in the CONE Gathering LLC Agreement.

(i) “CNNX Inside Directors” has the meaning assigned to such term in the CONE Gathering LLC Agreement.

(ii) “CNX Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of June 18, 2014, by and among CNX Resources Corporation, the guarantors party thereto from time to time, the lenders and agents party thereto from time to time and PNC Bank, National Association, as administrative agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

(iii) “Code” means the Internal Revenue Code of 1986, as amended.

(iv) “CONE Gathering” has the meaning assigned to such term in the Recitals.

(v) “CONE Gathering Group” means CONE Gathering and each subsidiary of CONE Gathering, including, the General Partner, the Partnership, CONE Midstream Operating Company, LLC, a Delaware, limited liability company, CONE Midstream DevCo I LP, a Delaware limited partnership, CONE Midstream DevCo II LP, a Delaware limited partnership, CONE Midstream DevCo III LP, a Delaware limited partnership, CONE Midstream DevCo I GP LLC, a Delaware limited liability company, CONE Midstream DevCo II GP LLC, a Delaware limited liability company and CONE Midstream DevCo III GP LLC, a Delaware limited liability company.

(vi) “CONE Gathering LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of CONE Gathering dated as of December 1, 2016.

(vii) “CONE Interests” has the meaning assigned to such term in the Recitals.

(viii) “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, evidence of indebtedness, security agreement, lease, easement, right of way agreement, sublease, license, commitment, subcontract, or other arrangement, understanding, undertaking, commitment, or obligation, whether written or oral.

(ix) “Damage” means, as to any specified Person, any, loss, cost, damages, amounts paid in settlement, expense (including reasonable fees of and actual disbursements by attorneys, consultants, experts or other representatives, including litigation costs), fine of, penalty on, or Liability of any other nature of that Person.

(x) “Effective Time” means 12:01 a.m. (Central Time) on the Execution Date.

(xi) “Encumbrances” means any pledges, restrictions on transfer, rights of first refusal, rights of first offer or preferential rights in favor of any Person, proxies, voting or other agreements, liens, claims, charges, mortgages, security interests or other legal or equitable encumbrances, limitations or restrictions.

(xii) “Execution Date” has the meaning assigned to such term in the Preamble.

(xiii) “General Partner” means CONE Midstream GP LLC, a Delaware limited liability company.

(xiv) “Governmental Authority” means any foreign, federal, tribal, state or local government, court, agency or commission or other governmental or regulatory body or authority or of any arbitrator.

(xv) “Governmental Order” means any: (a) order, judgment, injunction, edict, decree, ruling, determination, decision, condition, opinion, verdict, sentence, award or other legal restraint or prohibition issued, made, entered, rendered, imposed or otherwise put into effect by or under the authority of any Governmental Authority or any duly appointed or constituted arbitrator or arbitration panel; or (b) contract with any Governmental Authority entered into in connection with any investigation, action, claim, suit or proceeding.

(xvi) “Indemnitee” has the meaning assigned to such term in Section 7.2(e).

(xvii) “Indemnitor” has the meaning assigned to such term in Section 7.2(e).

(xviii) “Law” has the meaning assigned to such term in Section 2.2.

(xix) “Legal Proceeding” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(xx) “Liabilities” mean any and all (whether current, contingent or otherwise) debts, liabilities, obligations, Taxes and Damages, including those arising under any Law, Legal Proceeding or final order, award, judgment, injunction, directive, decree or verdict entered, issued, made or rendered by any Governmental Authority and those arising under any Contract.

(xxi) “Membership Interest Assignment Agreement” has the meaning assigned to such term in Section 1.2(a)(i).

(xxii) “Non-Party Affiliates” has the meaning assigned to such term in Section 8.14.

(xxiii) “Ordinary Course Matter” means a matter relating to the activities and operations of the Partnership and its Subsidiaries brought before the CNNX Board in the ordinary course of business consistent with past practice. The Parties agree that any restructuring of the governance, operational or economic structure of the Partnership or CONE Midstream GP LLC or amendment of material agreements thereof is not an Ordinary Course Matter.

(xxiv) “Organizational Documents” means with respect to any entity, the certificate of incorporation, by-laws, certificate of formation, limited liability company operating agreement, partnership or limited partnership agreement or other formation or governing documents of such entity.

(xxv) “Outside Date” has the meaning assigned to such term in Section 6.1(b).

(xxvi) “Parent” means (a) with respect to Seller: Noble Energy, Inc., a Delaware corporation and (b) with respect to Buyer: CNX Resources Corporation, a Delaware corporation

(xxvii) “Parent Guaranty” means a Guaranty in substantially the form attached as Exhibit B made by Seller’s Parent for the benefit of Buyer and a Guaranty in substantially the form attached as Exhibit B made by Buyer’s Parent for the benefit of Seller.

(xxviii) “Parties” or “Party” has the meaning assigned to such term in the Preamble.

(xxix) “Partnership” means CONE Midstream Partners LP, a Delaware limited partnership.

(xxx) “Party” has the meaning assigned to such term in the Preamble.

(xxxi) “Permitted Encumbrances” means (a) liens for Taxes, utilities and assessments, in each case, not yet payable or which are being contested in good faith and, in each case, in connection with which appropriate reserves have been established in accordance with GAAP, (b) workers’, mechanics’, materialmen’s, repairmen’s, suppliers’, carriers’ or similar liens arising in the ordinary course of business consistent with past practice, (c) liens arising by operation of Law, including liens arising by virtue of rights of customers, suppliers and subcontractors in the ordinary course of business consistent with past practice under general principles of commercial law, (d) zoning, building and other similar restrictions imposed by applicable Laws, and (e) imperfections of title, liens, security interests, claims and other charges, easements, restrictions and encumbrances that do not and will not materially impair the use, value or operation of the property or assets subject thereto.

(xxxii) “Person” means an individual, corporation, association, trust, limited liability company, limited partnership, limited liability partnership, partnership, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

(xxxiii) “Pre-Closing Tax Period” means any Tax period, or portion thereof, ending on or before the Closing Date.

(xxxiv) “Pre-Closing Taxes” means any Taxes of (i) CONE Gathering attributable to a Pre-Closing Tax Period or (ii) Seller. In the cases of any Taxes for any period that includes, but does not end on, the Closing Date, the portion of such Tax attributed to the Pre- Closing Tax Period shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which is the number of days in the Tax period ending on the Closing Date, and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended at the end of the day on the Closing Date.

(xxxv) “Preliminary Actions” has the meaning set forth in Section 4.7(b).

(xxxvi) “Proposed CNX GGA” means that certain Gas Gathering Agreement by and between Buyer and certain members of the CONE Gathering Group substantially in the form that has been previously provided to the CNNX Board and including such modifications as may have been approved by the CNNX Board and accepted by Buyer to be effective following the Closing.

(xxxvii) “Purchase Price” has the meaning assigned to such term in Section 1.3.

(xxxviii) “Records” has the meaning assigned to such term in Section 4.9.

(xxxix) “Representative” means, with respect to any Person, any and all Affiliates, Subsidiaries, officers, directors, managers, employees, investment bankers, accountants, financial advisors, agents or other representatives of such Person.

(xl) “Seller” has the meaning assigned to such term in the Preamble.

(xli) “Seller Indemnitees” means Seller and its Affiliates.

(xlii) “Settlement Agreement” means a Settlement Agreement in substantially the form attached as Exhibit C by and between Parent and Buyer.

(xliii) “Subsidiary” when used with respect to any Person, means any corporation or other organization of which such Person directly or indirectly owns at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

(xliv) “Survival Period” has the meaning assigned to such term in Section 7.1.

(xlv) “Target Closing Date” has the meaning assigned to such term in Section 1.1(b).

(xlvi) “Tax” or “Taxes” means any taxes, assessments, fees, and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, escheat, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, by Law (including as a result of being included in a consolidated, combined or unitary group with such Person), Contract or otherwise.

(xlvii) “Tax Returns” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(xlviii) “Termination Date” has the meaning assigned to such term in Section 6.1.

(xlix) “Transaction Documents” means this Agreement and the other Contracts, documents, instruments and certificates provided for in this Agreement to be entered into by or on behalf of one or more of the Parties or any of their Affiliates in connection with the transactions contemplated by this Agreement.

(l) “Transfer Taxes” has the meaning assigned to such term in Section 4.4(a).

(li) “Treasury” means the U.S. Department of Treasury.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLER:

NBL MIDSTREAM, LLC

By:	/s/ Aaron G. Carlson
Name:	Aaron G. Carlson
Title:	Assistant Secretary

Signature Page to Purchase Agreement

BUYER:

CNX GAS COMPANY LLC

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Senior Vice President

Signature Page to Purchase Agreement

EXHIBIT A

MEMBERSHIP INTEREST ASSIGNMENT AGREEMENT

This Membership Interest Assignment Agreement (this “Assignment”) is made and entered into this        day of                    , 201    , by and between NBL Midstream, LLC, a Delaware limited liability company (“Assignor”) and CNX Gas Company LLC, a Delaware limited liability company (“Assignee”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

W I T N E S E T H:

WHEREAS, Assignor owns the CONE Interests; and

WHEREAS, pursuant to the Purchase Agreement, dated as of December [    ], 2017 (the “Purchase Agreement”), by and between Assignor and Assignee, Assignor has agreed to sell, assign, transfer, convey and deliver all of the CONE Interests to Assignee, and Assignor desires to effect such sale, assignment, transfer, conveyance and delivery.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto do hereby agree as follows:

1. Assignment.

Effective as of 12:01 a.m. (Central Time) on December [    ], 2017 (the “Effective Time”), Assignor does hereby SELL, ASSIGN, TRANSFER, CONVEY AND DELIVER to Assignee, its successors and assigns, to have and to hold forever, the Interests and any and all income, distributions, value, rights, benefits and privileges associated therewith or deriving therefrom after the Closing, free and clear of any Encumbrances other than (1) restrictions on transfer arising under applicable securities Laws, (2) the applicable terms and conditions of the CONE Gathering LLC Agreement, (3) Encumbrances that result from the actions of Assignee, and (4) Encumbrances created by the Purchase Agreement, such that immediately following the Closing, Assignee shall own the CONE Interests.

2. Substitution as Member. From and after the Closing, but effective for all purposes as of the Effective Time, Assignee shall be substituted for Assignor as a member of CONE Gathering with respect to the CONE Interests. From and after the Closing, but effective for all purposes as of the Effective Time, Assignor shall and does hereby withdraw from CONE Gathering as a member, cease to be a member of CONE Gathering and cease to have or exercise any right or power as a member of CONE Gathering or with respect to the CONE Interests.

3. General Provisions.

(a) Applicable Law. THIS ASSIGNMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL AND SUBSTANTIVE LAWS OF THE

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STATE OF DELAWARE AND WITHOUT REGARD TO ANY CONFLICTS OF LAWS CONCEPTS THAT WOULD APPLY THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

(b) Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Execution and delivery of this Assignment by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a party hereto shall be equally as effective as delivery of a manually executed counterpart by such party.

(c) Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) Conflict. In the event of a conflict or inconsistency between the terms and conditions of this Assignment and the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control to the extent of such conflict.

(e) Amendment or Supplement. This Assignment may be amended, modified or supplemented only by written agreement of the parties hereto.

[Signature Page Follows]

3

IN WITNESS WHEREOF, this Assignment has been duly executed by each of the parties hereto as of the date and year first above written.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

EXHIBIT B

GUARANTY

This Guaranty (this “Guaranty”) is dated as of [February    ,] 2018, by [Noble Energy Inc.][CNX Resources Corporation], a Delaware corporation (“Guarantor”), for the benefit of [CNX Gas Company LLC, a Delaware limited liability company][NBL Midstream, LLC, a Delaware limited liability company] (“Beneficiary”). Each of Guarantor and Beneficiary are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Guaranty shall have the meanings ascribed to them in the PSA (as hereinafter defined).

RECITALS:

A. Beneficiary [CNX Gas Company LLC, a Delaware limited liability company /NBL Midstream, LLC, a Delaware limited liability company] (“PSA Counterparty”) have entered into that certain Purchase Agreement dated as of December [    ], 2017 (as now or hereafter amended, revised or otherwise modified, in accordance with the terms and conditions thereof the “PSA”) which provides for, among other things, the sale, transfer and conveyance of the Properties by NBL Midstream, LLC to CNX Gas Company LLC.

B. Guarantor, directly or indirectly, owns all of the equity interests in PSA Counterparty.

C. Pursuant to the PSA, PSA Counterparty shall deliver to Beneficiary an executed Guarantee made by Guarantor which shall guarantee any and all of PSA Counterparty’s obligations under the PSA or the Transaction Documents.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Beneficiary, the prompt, punctual and full payment and performance of any obligations that PSA Counterparty has agreed to or is otherwise responsible for under the terms of the PSA or any Transaction Document when due (together with any and all costs of enforcement of this Guarantee, collectively, the “Obligations”).

2. Representations and Warranties of Guarantor. Guarantor hereby represents and warrants to Beneficiary as of the Execution Date and the Closing Date as follows:

(a) Validity of Guarantee; Authorization. Guarantor has all requisite corporate power and authority to enter into this Guarantee and to perform its obligations hereunder. The execution and delivery of this Guarantee the performance by Guarantor of its obligations hereunder have been duly authorized by the requisite corporate actions of Guarantor, and no other proceedings on the part of Guarantor are necessary to authorize such execution, delivery and performance. This Guarantee has been duly executed and delivered by Guarantor and constitute Guarantor’s valid and binding obligation enforceable against Guarantor in accordance with its terms.

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(b) No Conflict or Violation. The execution, delivery and performance of this Guarantee does not: (i)violate or conflict with any provision of the Organizational Documents of Guarantor; (ii) violate Law of any Governmental Authority binding on Guarantor; (iii) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any lease, loan agreement, mortgage, security agreement, trust indenture or other Contract or instrument to which Guarantor is a party or by which Guarantor is bound or to which any of its properties or assets are subject; or (iv) result in the cancellation, modification, revocation or suspension of any consent, license, permit, certificate, franchise, authorization, registration or filing with any Governmental Authority of Guarantor.

(c) Consents and Approvals. Neither Guarantor’s execution and delivery of this Guarantee nor its performance of its obligations hereunder, requires the consent, approval, waiver or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person.

3. Enforcement. Guarantor’s obligations are primary obligations, and this Guaranty is a guaranty of payment and performance, when due, and not of collectability. Guarantor, however, shall be entitled to assert any defenses to its obligations based upon acts or failures to act of Beneficiary that are available to PSA Counterparty under the PSA or the Transaction Documents. Upon default by PSA Counterparty with respect to any of the Obligations, Beneficiary shall have no obligation to proceed or enforce any rights or remedies against PSA Counterparty or any other Person, and may proceed directly against Guarantor without proceeding against or enforcing any rights or remedies against PSA Counterparty or any other Person.

4. Invalidation of Payments. Guarantor’s obligations hereunder shall not be reduced or impaired by the commencement of any proceedings by or against PSA Counterparty under the Bankruptcy Code (U.S.C. Title 11) or any other liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally, any stay or ruling thereunder, or the disallowance of any claim thereunder. If all or any part of any payment to or for the benefit of Beneficiary in respect of the Obligations shall be invalidated, declared to be fraudulent or preferential, set aside, rescinded or required for any reason to be repaid or paid to a trustee, receiver or other third party or otherwise returned by Beneficiary, then any Obligations that otherwise would have been satisfied by that payment or partial payment shall be revived and continue in full force and effect (and this Guaranty shall continue to be effective or reinstated, as the case may be, with respect thereto) as if that payment had not been made.

5. Waiver of Defenses. The liability of Guarantor under this Guaranty shall not be lessened, limited or discharged by, and Guarantor hereby waives any defenses which PSA Counterparty or any other Person liable for the Obligations (including Guarantor) may have or assert regarding, the following: (i) the insolvency, bankruptcy, liquidation or dissolution of PSA Counterparty or such other Person, (ii) any change in the name, constitution or capacity of PSA Counterparty, or PSA Counterparty being merged with another person, in which case this Guaranty shall apply to the liabilities of the resulting person, and the term “PSA Counterparty”

2

shall include such resulting person), or (iii) the invalidity, illegality, voidability or unenforceability of all or any portion of the Obligations as a result of ultra vires, non-genuineness, irregularity, or other lack of authority, status, power, defective formation or other organizational deficiencies, or similar types of defenses. Guarantor further waives all suretyship notices and any and all rights granted to a guarantor pursuant to or by virtue of the suretyship law under any applicable Law; notice of the acceptance of this Guaranty, presentment, demand, protest, and notices of protest, nonpayment, marshalling, default or dishonor of the Obligations; notice of the entry into the Transaction Documents between PSA Counterparty and the Beneficiary or its Affiliates and notice of any amendments, supplements or modifications thereto; or any waiver or consent under such Transaction Documents, including waivers of the payment and performance of the obligations thereunder; any neglect, lack of diligence, delay, omission, failure or refusal of Beneficiary to take or prosecute (or in taking or prosecuting) any action for the collection of any of the Obligations; and all other notices, defenses or demands of any kind or nature whatsoever with respect to the Obligations. Nothing in this Guaranty shall limit or otherwise affect the rights, or limit the obligations, of PSA Counterparty or Guarantor under the terms of the PSA or the Transaction Documents.

6. Assignment. The Parties will not be permitted to assign all or any part of this Guaranty without the prior written consent of the other Parties and any assignment or delegation made without such consent shall be void. This Guaranty shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Assignment shall not relieve the assignor of any of its obligations hereunder.

7. Demand and Payment. Any demand by Beneficiary for payment or performance hereunder shall be in writing. There are no other requirements of notice, presentment or demand. Guarantor shall pay or perform, or cause to be paid or performed, such Obligations within five (5) Business Days of receipt of such demand, unless, within such five (5) Business Day period, the default giving rise to such demand has been remedied.

8. Waivers and Amendments. The waiver by any Party of a breach of any provision of this Guarantee shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. This Guarantee may be amended, modified or supplemented only by a written instrument executed by the Parties.

9. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier (with evidence of confirmation of receipt) to the Parties at the following addresses:

If to Beneficiary, to:

[                     ]

with a copy to (which copy shall not constitute notice):

[                     ]

3

If to Guarantor, to:

[                     ]

with a copy to (which copy shall not constitute notice):

[                     ]

or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the other Party, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other Party as provided in this Section 9.

10. Governing Law and Venue.

(a) This Guarantee shall be governed by and construed in accordance with the internal and substantive Laws of the State of Delaware and without regard to any conflicts of Laws concepts that would apply the substantive Law of some other jurisdiction.

(b) The applicable provisions of Sections 8.9, 8.11 and 8.12 of the PSA shall apply mutatis mutandis to this Guaranty.

11. Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

12. Severability. This Guarantee shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Guarantee or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties shall negotiate in good faith to modify this Guarantee to include a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Entire Agreement. This Guaranty, the PSA and the other Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and thereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

[Signatures follow]

4

IN WITNESS WHEREOF, the Parties have executed this Guaranty on the day and year first written above.

GUARANTOR:

[ ]

By:
Name:
Title:

BENEFICIARY:

[ ]

By:
Name:
Title:

[Signature page to Guaranty]

EXHIBIT C

SETTLEMENT AGREEMENT

[see attached]

DRAFT Settlement Communication Subject to Federal Rule of Evidence 408, Pennsylvania Rule of Evidence 408, and Any Equivalent Rule

SETTLEMENT AGREEMENT

This Settlement Agreement is entered into by and between:

•	Noble Energy, Inc., on behalf of itself and its predecessors, successors, parents, direct and indirect subsidiaries, affiliates, assigns, agents, directors, officers, employees, attorneys, partners, owners, managers, and members (including without limitation NBL Midstream, LLC) (collectively, “Noble”), and

•	CNX Resources Corporation (formerly known as CONSOL Energy, Inc.), on behalf of itself and its predecessors, successors, parents, direct and indirect subsidiaries, affiliates, assigns, agents, directors, officers, employees, attorneys, partners, owners, managers, and members (including without limitation CNX Gas Company LLC) (collectively, “CNX”).

Noble and CNX are referred to herein jointly as the “Parties.” This Settlement Agreement is effective as of            (the “Execution Date”).

Reference is made to the December 1, 2016 Third Amended and Restated Limited Liability Company Agreement of CONE Gathering LLC (“LLC Agreement”) and the December 14, 2017 Purchase Agreement by and among CNX Gas Company LLC, as Buyer, and NBL Midstream, LLC, as Seller (“Purchase Agreement”).

AGREEMENTS

It is the express intent of the Parties to fully and finally settle all existing or potential disputes between them as of the Execution Date, without any admission of wrongdoing by any Party. In consideration of the mutual promises and agreements contained in this Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

(a) Dismissal of All Pending Litigation. The Parties agree that all claims, asserted or assertable by any Parties, in the following cases (the “Litigations”) shall be dismissed with prejudice:

1. CNX Gas Company LLC v. NBL Midstream, LLC and Noble Energy, Inc., No. GD 17-007405, in the Court of Common Pleas of Allegheny County, Pennsylvania and No. 1666 WDA 2017 in the Superior Court of Pennsylvania, (together the “CONE Gathering LLC Agreement Litigation”);

2. CNX Gas Company LLC v. Noble Energy, Inc., Case No. 2:17-cv-00680-DSC, in the Western District of Pennsylvania (the “Rig Stacking Litigation”); and

3. Noble Energy, Inc. v. CNX Gas Company LLC, Case No. 2:17-cv-01588-DSC, in the Western District of Pennsylvania (the “Water Assets Litigation”).

Simultaneously with the execution of this Settlement Agreement, the Parties will deliver a Joint Stipulation of Dismissal of All Claims with prejudice in the above Litigations. The Parties agree that they or their appropriate subsidiary will file such stipulations with the appropriate court within five (5) days following the Execution Date.

(b) Releases and Warranties.

(i) Noble hereby waives and releases CNX, the CONE Gathering Group, as defined in the Purchase Agreement, and each of the Cone Gathering Group’s, assigns, agents, directors, officers, employees, attorneys, partners and managers, from and against any and all obligations, claims, demands, causes of action, or liability of any kind whatsoever—whether known or unknown; suspected or claimed; real, potential, or hypothetical; disclosed or undisclosed; existing or contingent; sounding in law, equity, or otherwise or in tort, contract, or otherwise; including claims for damages of any kind, restitution, disgorgement, injunctive relief, declaratory relief, attorneys’ fees, interest, and costs—that were made or could have been made in whole or part as of or before the Execution Date, that in any way arise from any facts, conduct, actions, inactions, events, or otherwise on or before the Execution Date or that in any way arise out of or relate to any of the agreements or relationship between the Parties or any other related matter on or before the Execution Date, except any claims by Noble in its capacity as a common unitholder of CONE Midstream Partners LP that relate to the authorization of and entry into the Proposed CNX GGA, as defined in the Purchase Agreement (“Noble Released Claims”).

(ii) CNX hereby waives and releases Noble from and against any and all obligations, claims, demands, causes of action, or liability of any kind whatsoever—whether known or unknown; suspected or claimed; real, potential, or hypothetical; disclosed or undisclosed; existing or contingent; sounding in law, equity, or otherwise or in tort, contract, or otherwise; including claims for damages of any kind, restitution, disgorgement, injunctive relief, declaratory relief, attorneys’ fees, interest, and costs—that were made or could have been made in whole or part as of or before the Execution Date, that in any way arise from any facts, conduct, actions, inactions, events, or otherwise on or before the Execution Date or that in any way arise out of or relate to any of the agreements or relationship between the Parties or any other related matter on or before the Execution Date (“CNX Released Claims”).

(iii) For the avoidance of doubt, and for illustration only, the Noble Released Claims and the CNX Released Claims (jointly, “Released Claims”) expressly include without limitation any claims that in any way arise out of or relate to:

1. The CONE Gathering LLC Agreement Litigation;

2. The Rig Stacking Litigation;

3. The Water Assets Litigation;

2

4. The claims and disputes relating to all outstanding audits for the upstream joint venture between CNX and Noble, whether or not such claims have been made officially per the terms of the 2005 Council of Petroleum Accountants Societies Accounting Procedure;

5. The claims and disputes relating to the Deficiency and Benefit Net Acre Claims that were tendered by CNX to Noble on December 1, 2017 and that were tendered by Noble to CNX on December 1, 2017 per the terms of the Exchange Agreement dated October 29, 2016 by and between Noble Energy, Inc. and CNX Gas Company LLC, as amended; and

The Parties represent and warrant that they are the sole owners of their respective Released Claims and of the rights being released by and through this Settlement Agreement. The Parties also warrant and represent that they have not transferred, pledged, assigned, or otherwise hypothecated to any other person or entity all or any portion of their respective Released Claims (or any claim that would constitute a Released Claim but for any such transfer, pledge or assignment) or any rights or entitlements with respect thereto. The Parties represent and warrant that they have the authority to waive and release their respective Released Claims.

(c) Sale of NBL Midstream, LLC’s Member Interest in CONE Gathering LLC to CNX. In consideration of this Settlement Agreement, Noble agrees to sell to CNX 100% of NBL Midstream, LLC’s Member Interest in CONE Gathering LLC in exchange for $305,000,000 and CNX’s acceptance of the other terms contained in the Purchase Agreement.

(d) Agreement Regarding Water Asset Litigation. In further consideration of this Settlement Agreement, the Parties agree with respect to the Water Assets Litigation that the Parties will divide the Water Assets (as defined in the Water Facility Operating and Use Agreement dated December 1, 2016 between the Parties) pursuant to the maps attached as Schedule 1 (with Noble receiving the Water Assets depicted in red on Schedule 1 and CNX receiving the Water Assets depicted in blue on Schedule 1 and, for the avoidance of doubt, CNX will receive valve 428 and valve 433 as depicted on Schedule 1). Promptly following the Execution Date, the Parties shall execute, acknowledge and deliver such conveyances as may be reasonably requested by a Party to effect the division pursuant to this paragraph (d).

(e) Exchange Agreement Sections 6.7 and 12.10. Noble and CNX will execute and release the corrective conveyance documents that were previously and properly requested of the other Party pursuant to Sections 6.7 and 12.10 of the Exchange Agreement, dated October 29, 2016, as amended, pursuant to the notices listed on Schedule 2.

(f) Governing Law; Venue. This Settlement Agreement, and all claims arising out of or relating thereto, shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without regard to or application of choice of law rules or principles. The mandatory and exclusive venue, forum, and jurisdiction in which to resolve any claim(s) arising out of or relating to this Settlement Agreement shall be the Delaware Court of Chancery, or, if the Delaware Court of Chancery lacks jurisdiction over the claim(s), a state or federal court in Delaware.

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(g) Entire Agreement and No Reliance on Extracontractual Representations. The Parties acknowledge that this Settlement Agreement contains the entire understanding between and among the Parties relating to the topics covered herein. All prior discussions and agreements between the Parties are merged herein and are expressly superseded by this Settlement Agreement. There are no representations, warranties, covenants, promises, or undertakings except those expressly set forth herein, and no Party hereto, in entering into this Settlement Agreement, is relying upon any representations of any other Party hereto except those set forth in this Settlement Agreement. This agreement can only be modified through a writing signed by all signatories to this Settlement Agreement.

(h) Arm’s Length Negotiations. The Parties acknowledge and agree that the Settlement Agreement described herein (1) was arrived at after negotiations at arm’s length, (2) was agreed upon knowingly and voluntarily after each Party was advised by independent outside counsel of its own choosing, and (3) was agreed upon in light of the time, expense, and uncertainty of litigation. Each Party has participated in the review and drafting of this Settlement Agreement such that no construction of the terms or effect of this Settlement Agreement shall be made against any Party.

(i) Severability. If any provision of this Settlement Agreement (or part thereof), or the application thereof, shall for any reason or to any extent be construed by an arbitrator or court of competent jurisdiction to be invalid or unenforceable, the remainder of this Settlement Agreement, and application of such provisions (or parts thereof) to other circumstances, shall remain in effect and be interpreted so as best to reasonably effect the intent of the Parties.

(j) No Waiver. No omission or delay by any Party at any time to enforce any right or remedy reserved to it herein, or to require performance of any of the terms, covenants, or provisions hereof at any time designated, shall be a waiver of any such right or remedy, nor shall it in any way affect the right to enforce such provisions thereafter.

(k) Authority to Sign. The individuals who have executed this Settlement Agreement on behalf of the Parties expressly represent and warrant that they are authorized to sign on behalf of the Parties for the purpose of binding the Parties to this Settlement Agreement and that the claims, suits, rights, and/or interests which are the subject matter hereto are owned by the Party asserting same, have not been assigned, transferred or sold, and are free of encumbrances.

(l) Counterparts and Effective Date. This Settlement Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. This Settlement Agreement will become effective upon execution by the Parties. To facilitate execution of this Settlement Agreement, the Parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Settlement Agreement to physically form one document.

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IN WITNESS HEREOF, the Parties have executed this Settlement Agreement on the dates attested by the signatories hereto.

NOBLE ENERGY, INC.,
FOR ITSELF AND ON BEHALF OF NOBLE

Signature:
Name:
Date:

CNX RESOURCES CORPORATION
FOR ITSELF AND ON BEHALF OF CNX

Signature:
Name:
Date:

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Schedule 1

[See Attached]

Spring Run Rd
Sewickley
Shafer Rd
Flaugherty Run
Flaugherty Run Rd
Potts Hollow Rd
Foxwood Rd
Robert Morris University
Hookstown Grade Rd
Becks Run Rd
5th Ave
Thorn Run Rd
Moon Clinton Rd
1276 ft
Beaver Grade Rd
Robin Hill Park
Thorn Run
Raredon Run
Dick's Sporting Goods Support Ctr
University Blvd
Moon Twp
Camp Meeting Rd
Montour Heights Country Club
Airside Business Park
Marada Golf Course
Clinton Rd
Airport Blvd
Pittsburgh Int'l Airport
9-11 Airforce Reserve Base
Cherrington Pkwy
Clinton Community Park
Findlay Twp
Airport Pkwy
Moon Township Park
Ewing Rd
Pittsburgh Joint ARS
Moon Golf Club
Clinton Enlow Rd
Washington Rd
PA-576-TPKE-W
McClarens Rd
McClarens Run
Hookstown Grade Rd
Trout Run
North Fork Montour Run
Industry Dr
Aten Rd
Potato Garden Run Rd
Enlow Rd
Imperial-Burgettstown Rd
Montour Run
Cliff Mine Rd
Orange Belt
1000 ft
Burgettstown Rd
Imperial
Summit Park Dr
South Fork Montour Run
Boggs Rd
Penn Lincoln Pkwy
Steubenville Pike
Orange Belt
Santiago Rd
Bateman Rd
Old Steubenville Pike
Partridge Ln
Oakdale Rd
McKee Rd
Pinkertons Run
Steubenville Pike
Half Crown Run
Pinkerton Run Rd
Donaldson Rd
North Branch Robinson Run
Gamble Rd
1216 ft
Open Space
Seabright Rd
Kelso Rd
Whittengale

Water Features
- Tanks
- Impoundments

CNX Waterlines
- Built

Noble Waterlines
- Built

1 inch = 5,000 feet

Date: 12/14/2017	Prepared By: GIS
Revisions: 1	Approved By:

This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.

ACAA
Water Infrastructure

Middlebourne
Alma
Pennsboro
Ellenboro
West Union
Harrisville
Pullman
Camp Mistake Run
Long Run
Cabin Run
Stewart Run
Lick Run
Middle Fork
Buffalo Run
Big Run

Water Features	CNX Waterlines	Noble Waterlines
Tanks	Built	Built
Impoundments		

Date: 12/14/2017	Prepared By: GIS
Revisions: 1	Approved By:

This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.

Shirley/Pennsboro/Oxford Water Infrastructure

Flemington
Stonewood
Galloway
Brushy Fork
Buckhannon Pike
Milford
Lost Creek
Moatsville
Philippi
Tete Creek
Morgantown Pike
LAUREL MOUN
TUCKER
Buckhannon Rd
Volga
Barbour County Hwy
Leading Creek
LEWIS
UPSHUR
Clarksburg Rd
Lorentz
Belington
2333 ft
BARBOUR
Buckhannon
Ellamore
Elkins
French Creek
RANDOLPH
Mabie
RICH MOUNTAIN
TYGART VALLEY
Beverly
Dailey
Kanawha Head
Left Fork
UPSHUR
UNTAIN
VALLEY
Water Features
Tanks
Impoundments
CNX Waterlines
Built
Noble Waterlines
Built
1 inch = 20,000 feet
Date: 12/14/2017
Prepared By: GIS
Revisions: 1
Approved By:
This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.
Tygart Valley
Water Infrastructure

Markle Rd
Willowbrook Country Club
Orr Ave
Pine Run Rd
White Cloud Rd
Watson Rd
Woodland Rd
Kunkle Park
Route 819
Cherry Ln Rd
Old State
Brownstown Rd
Roaring Run
Martin Rd
Ross Rd
School Rd
ARMSTRONG
WESTMORELAND
Beulah Church Rd
Edmon Rd
Beaver Run
Larimer Trl
Cherry Wood Golf Course
1000 ft
1584 ft
Flat Run
Bell Point Rd
N Washington Rd
PA-380 W
Beaver Run Rd
Rubright Rd
Murray Hollow Rd
Gill Rd
Zubal Ln
Kiski Park Dr
Utopia Rd
Crestview Dr
Bell Twp
Walker Rd
Learn Rd
Nelson Rd
Washington Rd
Poke Run Church Rd
Fox Rd
Lantz Rd
Poke Run
Palko Rd
State Route 286
Wolford Run
Saltsburg Rd
Pfeffer Rd
Ridge Rd
Hilty Rd
Kistler Dr
Turock Rd
McQuaide Dr
Slickville
County Rd
Westerntown Rd
Steels Run
Maple Lodge Rd
Boltz Rd
Watters Rd
Story Rd
Silvis Rd
Bash Rd
Kemerer Hollow Rd
Italy Rd
Chicka Rd
1437 ft
Hi Acres
Porter Run Rd
Bolland Farm Rd
Beaver Run
Hoffman Heights Rd
Porters Run
Wolfs Lake

Water Features
- Tanks
- Impoundments

CNX Waterlines
- Built

Noble Waterlines
- Built

N

1 inch = 6,000 feet

Date: 12/14/2017 | Prepared By: GIS

Revisions: 1 | Approved By:

This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.

CNX

CPA
Water Infrastructure

Kansas Ridge
German Ridge
GERMAN RIDGE
Powhatan Hill Rd
Little Run
Township Road 207
Township Road 947
Highway-7-S
State-Route-7
Ohio River
Energy-Rd
Pig Run
Graveyard Run
Kansas Ridge Ln
Hog Run
Taylors Ridge Rd
Taylors Ridge
Mitchell Power Plant
CSX Transportation
Taylors Ridge Rd
Conner Run
Chaplin Ln
Township Road 2788
Gatts Ridge Rd
Gatts Ridge
Fish Creek Rd
Little Tribble Creek
Rines Ridge Rd
Graysville Rd
Big Tribble Creek
Nixon Ridge Ln
OHIO
WEST VIRGINIA
Yost Run
Fish Creek Rd
Long Run Ln
Coon Run
Farmall Ln
Rines Ridge Rd
Long Run
CSX Transportation
Burch Ridge Rd

Water Features

- Tanks
- Impoundments

CNX Waterlines

- Built

Noble Waterlines

- Built

N

1 inch = 3,000 feet

Date: 12/14/2017	Prepared By: GIS
Revisions: 1	Approved By:

This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.

CNX

Moundsville Water Infrastructure

Gaskill Twp
Big Run
Route 119
Route 36
State Gamelands No 195
East Branch Mahoning Creek
Clover Run
Stump Creek
Stump Run
Laurel Run
Pleasant Grove Dr
McIntosh Rd
Bowers Rd
Little Dr
Brooks Rd
Brooks Farm Rd
Clover Run Rd
Power House Rd
Sandy Ridge Rd
Mill Rd
Jackson Run Rd
Keller Ln
Pike Rd
Spring Rd
Rainbow Rd
Millron Rd
JEFFERSON
INDIANA
CLEARFIELD
2073 ft

Water Features
- Tanks
- Impoundments

CNX Waterlines
- Built

Noble Waterlines
- Built

1 inch = 4,000 feet

Date: 12/14/2017	Prepared By: GIS
Revisions: 1	Approved By:

This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.

Big Run
Water Infrastructure

Inset Map 1
M2M WL Valve 428
(39.941113 , -80.513112)
WEB22 WL Valve 433
(39.926803 , -80.517111)
WEST VIRGINIA
PENNSYLVANIA
Crow Rock Rd
Crows Mi
See Inset Map 1
Taylorstown
Buffalo Twp
Claysville
Washington County Airport
Lone Pine Golf Club
Buffalo Creek
Chartiers Creek
Fork of Bane Creek
Templeton Fork
Tenmile Creek
State Gamelands No 245
Prosperity
Morris Twp
East Finley Twp
Rocky Run
Short Creek
West Finley
Enlow Fork
Dallas
Turkey Run
Wolf Run
DRY RIDGE
State Gamelands No 302
Owens Run
Graysville
Gray Twp
Crabapple Creek
Richhill Twp
Brown Creek
Bates Fork
Ryerson Station State Park
South Fork Tenmile Creek
Center Twp
Rogersville
Long Run
North Fork Grave Creek
Water Features
Tanks
Impoundments
CNX/Noble Split Locations
CNX Waterlines
Built
Noble Waterlines
Built
N
1 inch = 12,000 feet
Date: 12/14/2017
Prepared By: GIS
Revisions: 1
Approved By:
This map is property of CONSOL Energy Inc. and contains information that is proprietary and confidential in nature and may not be copied or reproduced without prior written consent.
CNX
SWPA
Water Infrastructure

Schedule 2

1. Post-Closing Items Required Corrective Action Notice, dated June 22, 2017, from CNX Gas Company LLC to Noble Energy, Inc.

2. Post-Closing Items Requiring Corrective Action Notice, dated August 8, 2017, from Noble Energy, Inc. to CNX Gas Company LLC.

3. Post-Closing Items Requiring Corrective Action Notice, dated August 14, 2017, from Noble Energy, Inc. to CNX Gas Company LLC.

4. Post-Closing Items Requiring Corrective Action and Fill-In Notice, dated December 1, 2017, from CNX Gas Company LLC to Noble Energy, Inc.

5. Notice of Further Cooperation Requests pursuant to the Exchange Agreement by and Between CNX Gas Company LLC and Noble Energy, Inc. with an Execution Date of October 29, 2016, as amended, dated December 1, 2017, from Noble Energy Inc. to CNX Gas Company LLC.

EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

[see attached]

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [                     ] by and between CONE Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and NBL Midstream, LLC, a Delaware limited liability company (“Noble Midstream” and, together with the Partnership, the “Parties”).

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement (as hereinafter defined), Noble Midstream has requested, and the Partnership has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Pennsylvania or the State of New York are authorized or required to be closed by law or governmental action.

“Claim” has the meaning set forth in Section 8(a).

“Closing Date” means the date of the closing of the transactions contemplated by the Purchase Agreement.

“Common Unit” means a common unit representing a limited partner interest in the Partnership.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Demand Underwritten Offering” has the meaning set forth in Section 2(b).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means CONE Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership.

“Holder” means (i) the record holder of Registrable Securities on the date of this Agreement, and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 10(d).

“Indemnified Persons” has the meaning set forth in Section 8(a).

“Noble Midstream” has the meaning set forth in the preamble.

“Notice” means a written request from a Holder which shall (i) specify the number of Registrable Securities intended to be registered, offered, and sold by such Holder, (ii) describe the nature or method of the proposed offer and sale of such Registrable Securities, and (iii) contain the undertaking of such Holder to provide all such information and materials and take all action as may be required or appropriate in order to permit the Partnership to comply with all applicable requirements and obligations in connection with the registration and disposition of such Registrable Securities pursuant to this Agreement.

“Party” or “Parties” has the meaning set forth in the preamble.

“Partnership” has the meaning set forth in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of CONE Midstream Partners LP, dated as of September 30, 2014.

“Partnership Interest” means any equity interest, including any class or series of equity interest, in the Partnership.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” means that certain Purchase Agreement by and between CNX Gas Company LLC, as Buyer, and Noble Midstream, as Seller, dated as of December [•], 2017.

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“Registrable Securities” means any Common Units held by Noble Midstream on the Closing Date; provided, however, that a Registrable Security shall cease to be a Registrable Security: (a) at the time a Registration Statement covering such Registrable Security is declared effective by the Commission, or otherwise becomes effective under the Securities Act, and such Registrable Security has been sold or disposed of pursuant to such Registration Statement; (b) at the time such Registrable Security has been sold or disposed of pursuant to Rule 144 (or any successor or similar rule or regulation under the Securities Act); (c) when such Registrable Security is held by the Partnership or any of its subsidiaries, and (d) at the time such Registrable Security has been sold in a private transaction in which the transferor’s rights under this Agreement have not been transferred to the transferee of such securities in compliance with Section 10(d).

“Registration Statement” means a registration statement of the Partnership in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the procedures in this Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Underwritten Offering” means (a) an offering pursuant to a Registration Statement in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public, (b) an offering of Common Units pursuant to a Registration Statement that is a “bought deal” with one or more investment banks and (c) an “at-the-market” offering pursuant to a Registration Statement in which Common Units are sold to the public through one or more investment banks or managers on a best efforts basis.

Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Sections refer to Sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

3

2. Registration.

(a) Shelf Registration. The Partnership shall prepare and file a registration statement under the Securities Act (or shall amend its registration statement filed on May 17, 2017) to permit the public resale of Registrable Securities then outstanding from time to time as permitted by Rule 415 of the Securities Act with respect to all of the Registrable Securities (the “Shelf Registration Statement”) The Shelf Registration Statement filed pursuant to this Section 2(a) shall be on such appropriate registration form of the Commission as shall be selected by the Partnership so long as it permits the resale of Registrable Securities from time to time pursuant to Rule 415 under the Securities Act or such other successor rule as is then applicable. The Partnership shall use commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as practicable after the Partnership’s release of earnings for the year ended December 31, 2017 and to remain effective and available for the resale of the Registrable Securities by the Selling Holders named therein until the date on which all Registrable Securities covered by such Shelf Registration Statement shall have ceased to be a Registrable Security (the “Effectiveness Period”). The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders of any and all Registrable Securities covered by such Registration Statement. The Shelf Registration Statement, when effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Shelf Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within two Business Days of such date, the Partnership shall provide the Holders with written notice of the effectiveness of the Shelf Registration Statement.

(b) Underwritten Offerings. In the event that one or more Holders request in a Notice to dispose of a number of Registrable Securities that such Holder or Holders reasonably anticipates will result in gross proceeds of at least $50 million in the aggregate (before deduction of underwriting discounts) in an Underwritten Offering (a “Demand Underwritten Offering”), the Partnership shall retain one or more underwriters that are reasonably acceptable to such Selling Holders in order to permit such Selling Holders to effect such disposition through an Underwritten Offering; provided, however, that the Partnership shall have the exclusive right to select the bookrunning managers for such offering. The Partnership and such Selling Holders shall enter into an underwriting agreement in customary form that is reasonably acceptable to the Partnership and take all reasonable actions as are requested by the managing underwriters to facilitate the Underwritten Offering and the sale of Registrable Securities therein. No Holder may participate in the Underwritten Offering unless it agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided, such notice is delivered prior to the launch of such Underwritten Offering.

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(c) Limitations on Underwritten Offerings. The Partnership shall have no obligation to facilitate or participate in more than an aggregate of four Demand Underwritten Offerings pursuant to this Agreement; provided, that, the Partnership shall not be obligated to effect more than two Underwritten Offerings during any period of 12 consecutive months and shall not be obligated to effect any Underwritten Offering within 90 days after the pricing of a primary offering of Common Units by the Partnership (other than in connection with any at-the-market offering or similar continuous offering program by the Partnership).

3. Piggyback Registration.

(a) Right to Piggyback. At any time if the Partnership proposes to file a Registration Statement for an offering of Common Units for cash on behalf of the Partnership or another holder of Common Units (other than an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement that does not permit secondary sales), the Partnership shall notify all Holders of such proposal at least five Business Days before the proposed filing date and shall provide such Holders the opportunity to include in such offering of Common Units such number of Registrable Securities as such Holders may request in writing (a “Piggyback Registration”). The Partnership shall use commercially reasonable efforts to include such number of Registrable Securities held by any Holder in such Registration Statement as each such Holder shall request in a Notice received by the Partnership within two Business Days of such Holder’s receipt of the notice from the Partnership.

(b) Priority on Piggyback Registrations. If the Registration Statement for which the Partnership gives notice under this Section 3 is for an Underwritten Offering, then any Holder’s ability to include its desired amount of Registrable Securities in such Registration Statement shall be conditioned on such Holder’s inclusion of all such Registrable Securities in the Underwritten Offering; provided, that, in the event that the managing underwriter of such Underwritten Offering advises the Partnership and the Holder in writing that in its opinion the inclusion of all or some Registrable Securities would adversely and materially affect the timing or success of the Underwritten Offering, the Partnership will include in such Underwritten Offering such amount of Registrable Securities that the managing underwriter advises may be sold in such offering as follows: (i) in the event of a Demand Underwritten Offering, first, the Registrable Securities to be included by the Holder(s) requesting such Demand Underwritten Offering, second, the Common Units to be included by the Partnership, to the extent it elects to sell Common Units in such Demand Underwritten Offering; and third, the Common Units, if any, proposed to be included in such Demand Underwritten Offering by any other holders of Common Units; (ii) in the event of a Piggyback Registration in connection with an Underwritten Offering of Common Units on behalf of a holder of Common Units other than the Partnership (other than a Demand Underwritten Offering), first, the Common Units requested to be included in such Underwritten Offering by the holder of Common Units that demanded such Underwritten Offering; second, the Common Units requested to be included in such Underwritten Offering by the Partnership; third, the Registrable Securities owned by any Holder, pro rata based on the number of Registrable Securities initially requested by them to be included in such Underwritten

5

Offering and fourth, the Common Units, if any, proposed to be included in the Underwritten Offering by any other holders of Common Units; or (iii) in the event of a Piggyback Registration in connection with an Underwritten Offering of Common Units that is initiated by the Partnership for a primary offering of Common Units by the Partnership, first, the Common Units to be included in such Underwritten Offering by the Partnership; second, the Registrable Securities owned by any Holder, pro rata based on the number of Registrable Securities initially requested by them to be included in such Underwritten Offering; and third, the Common Units, if any, proposed to be included in the Underwritten Offering by any other holders of Common Units. No Holder may participate in an Underwritten Offering unless such Holder agrees to sell its Registrable Securities covered by the Registration Statement on the terms and conditions of the underwriting agreement and completes and delivers all necessary documents and information reasonably required under the terms of such underwriting agreement. Any Holder may withdraw from such Underwritten Offering by notice to the Partnership and the managing underwriter; provided, such notice is delivered prior to the launch of such Underwritten Offering. The Partnership shall have the right to terminate or withdraw any Registration Statement or Underwritten Offering initiated by it prior to the Effective Date of the Registration Statement or the pricing date of the Underwritten Offering, as applicable.

4. Sale Procedures. In connection with its obligations under this Agreement, the Partnership shall:

(a) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement;

(b) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing a Registration Statement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or supplement or amendment thereto and (ii) such number of copies of such Registration Statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement; provided, however, that the Partnership will not have any obligation to provide any document pursuant to clause (ii) hereof that is available on the Commission’s website;

(c) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the managing underwriter, shall reasonably request; provided, however, that the Partnership shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any jurisdiction where it is not then so subject;

6

(d) promptly notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the filing of a Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective and (ii) any written comments from the Commission with respect to any Registration Statement or any document incorporated by reference therein and any written request by the Commission for amendments or supplements to a Registration Statement or any prospectus or prospectus supplement thereto;

(e) immediately notify each Selling Holder and each underwriter, at any time when a prospectus is required to be delivered under the Securities Act, of (i) the occurrence of any event or existence of any fact (but not a description of such event or fact) as a result of which the prospectus or prospectus supplement contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the prospectus contained therein, in the light of the circumstances under which a statement is made), (ii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement, or the initiation of any proceedings for that purpose or (iii) the receipt by the Partnership of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, subject to Section 7, the Partnership agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(f) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(h) cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;

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(i) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(j) provide a transfer agent and registrar for all Registrable Securities not later than the Effective Date of the Shelf Registration Statement;

(k) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of the Registrable Securities, including the provision of comfort letters and legal opinions as are customary in such securities offerings;

(l) the Partnership will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement; and

(m) in connection with any Demand Underwritten Offering, the Partnership will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

5. Suspension. Each Selling Holder, upon receipt of notice from the Partnership of the happening of any event of the kind described in Section 4(e), shall forthwith discontinue disposition of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by such subsection, or until it is advised in writing by the Partnership that the use of the prospectus may be resumed, and receipt of copies of any additional or supplemental filings incorporated by reference in the prospectus.

6. Expenses. Except as set forth in an underwriting agreement for the applicable Underwritten Offering or as otherwise agreed between a Selling Holder and the Partnership, all costs and expenses of a Registration Statement filed or an Underwritten Offering that includes Registrable Securities pursuant to this Agreement (other than underwriting discounts and commissions on Registrable Securities and fees and expenses of counsel and advisors to Selling Holders) shall be paid by the Partnership.

7. Delay Right. Notwithstanding anything to the contrary in this Agreement, if the General Partner determines that the Partnership’s compliance with its obligations in this Agreement would be detrimental to the Partnership because such registration or an Underwritten Offering thereunder would (a) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (b) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (c) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone compliance with such obligations for a period of not more than six months; provided, however, that such right may not be exercised more than twice in any 24-month period.

8

8. Indemnification.

(a) The Partnership shall, to the fullest extent permitted by law, but subject to the limitations expressly provided in this Agreement, indemnify and hold harmless each Selling Holder, its officers, directors and each Person who controls the Selling Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 8 as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus under which any Registrable Securities were registered or sold by such Selling Holder under the Securities Act, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(b) Each Selling Holder shall, to the fullest extent permitted by law, indemnify and hold harmless the Partnership, the General Partner, the General Partner’s officers and directors and each Person who controls the Partnership or the General Partner (within the meaning of the Securities Act) and any agent thereof to the same extent as the foregoing indemnity from the Partnership to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in a Registration Statement, preliminary prospectus, final prospectus or free writing prospectus relating to the Registrable Securities held by such Selling Holder.

(c) The provisions of this Section 8 shall be in addition to any other rights to indemnification or contribution that a Person entitled to indemnification under this Section 8 may have pursuant to law, equity, contract, or otherwise.

9. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Partnership shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports required under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Partnership shall deliver to such Holder a written statement as to whether it has complied with such requirements.

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10. Miscellaneous.

(a) Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each party, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives, to the fullest extent permitted by law, any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity that such party may have.

(b) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Partnership and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionately adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Partnership shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(c) Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by overnight courier (with evidence of confirmation of receipt) to the Parties at the following addresses:

If to the Partnership:	[ ] Attention: [ ] Electronic mail: [ ]

With copy to:	Latham and Watkins LLP 811 Main St., Suite 3700 Houston, Texas 77002 Attention: Jeffrey S. Munoz Electronic mail: jeff.munoz@lw.com

If to any Person who is then the registered Holder:	To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

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(d) Successors and Assigns; Transfer of Registration Rights. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee; provided, that all of the following additional conditions are satisfied (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become bound by and subject to the terms of this Agreement; (iii) the Partnership is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned; and (iv) such transfer or assignment consists of a number of Registrable Securities equal to at least 25% of the aggregate amount of Registrable Securities outstanding as of the Closing Date.

(e) Other Registration Rights. Noble Midstream hereby acknowledges and agrees that the registration rights provided for in this Agreement with respect to the Registrable Securities are the sole and exclusive registration rights of Noble Midstream and its Affiliates (as defined in the Partnership Agreement) with respect to securities of the Partnership. For the avoidance of doubt, Noble Midstream hereby acknowledges and agrees that the registration rights under Section 7.12 of the Partnership Agreement, will no longer be available to Noble Midstream and its Affiliates and Noble Midstream for itself and for and on behalf of its Affiliates renounces any claim to the registration rights under Section 7.12 of the Partnership Agreement.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of Delaware.

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(j) Waiver of Jury Trial. Each of the parties to this Agreement hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into this Agreement, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10(i) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(m) Termination. Except for Section 8, this Agreement shall terminate as to any Holder, on the earlier to occur of (i) when all Registrable Securities held by such Holder no longer constitute Registrable Securities and (ii) the third anniversary of the the effectiveness of the Shelf Registration Statement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CONE MIDSTREAM PARTNERS LP By: CONE MIDSTREAM GP LLC, its general partner

By:
Name:
Title:

NBL MIDSTREAM, LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement